EXHIBIT 99.3

                         PRIDE PETROLEUM SERVICES, INC.
                    PROXY -- SPECIAL MEETING OF SHAREHOLDERS
                               FEBRUARY 21, 1997

     The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus dated January 24, 1997. Ray H. Tolson and Paul A. Bragg, each with full power of substitution, and acting alone, are hereby constituted proxies of the undersigned and authorized to attend the Special Meeting of Shareholders of Pride Petroleum Services, Inc., a Louisiana corporation (the "Company"), to be held at the Westchase Hilton, 9999 Westheimer, Houston, Texas on February 21, 1997 at 9:00 a.m., Central Standard Time, or any adjournment of such meeting, and to represent and vote all shares of Common Stock of the Company that the undersigned is entitled to vote:

                                                   FOR      AGAINST    ABSTAIN

         A proposal to (i) amend the Company's     [ ]        [ ]        [ ]
         Restated Articles of Incorporation to
         increase the number of authorized
         shares of Common Stock from
         40,000,000 to 100,000,000 and (ii)
         issue approximately 11,100,000 shares
         of Common Stock, together with
         approximately $13,200,000 in cash,
         pursuant to a Purchase Agreement
         dated as of December 16, 1996 among
         the Company, Forasol-Foramer N.V. and
         certain shareholders of Forasol-
         Foramer N.V.

                (Continued, and to be signed, on the other side)

     This proxy is revocable. The undersigned hereby revokes any proxy or proxies to vote or act with respect to such shares heretofore given by the undersigned.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED ON THE REVERSE SIDE AND, IN THE ABSENCE OF SUCH SPECIFICATIONS, WILL BE VOTED FOR THE PROPOSAL SET FORTH THEREON.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
                                          DATED: _______________________________

                                          ______________________________________
                                          (Signature)

                                          ______________________________________
                                          (Signature if jointly held)

                                          ______________________________________
                                          (Printed Name)

                                          Please sign exactly as your stock is
                                          registered. Joint owners should each
                                          sign personally. Executors,
                                          administrators, trustees, etc. should
                                          so indicate when signing.